                                                                    EXHIBIT 24.1


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles R. Rinehart, Bruce G. Willison, Kevin M. Twomey, Madeleine A. Kleiner and Tim S. Glassett, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Registration Statement on Form S-4 of H. F. Ahmanson & Company pertaining to the Company's proposed merger of the Company with Coast Savings Financial Inc. and to which this Power of Attorney is an Exhibit and any or all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.



Signature                                  Capacity                         Date
---------                                  --------                         ----
/s/  BYRON ALLUMBAUGH                      Director                   November 7, 1997
------------------------------
       Byron Allumbaugh

/s/  HAROLD A. BLACK                       Director                   November 7, 1997
------------------------------
      Harold A. Black

/s/  RICHARD M. BRESSLER                   Director                   November 7, 1997
------------------------------
      Richard M. Bressler

/s/  JOHN E. BRYSON                        Director                   November 7, 1997
------------------------------
     John E. Bryson

/s/  DAVID R. CARPENTER                    Director                   November 7, 1997
------------------------------
     David R. Carpenter



/s/  PHILLIP D. MATTHEWS                   Director                   November 7 , 1997
------------------------
     Phillip D. Matthews

/s/  RICHARD L. NOLAN                      Director                   November 7, 1997
---------------------
     Richard L. Nolan

/s/  DELIA M. REYES                        Director                   November 7, 1997
-------------------
     Delia M. Reyes

/s/  CHARLES R. RINEHART          Chairman of the Board and           November 7, 1997
------------------------          Chief Executive Officer
     Charles R. Rinehart

/s/  FRANK M. SANCHEZ                      Director                   November 7, 1997
---------------------
     Frank M. Sanchez

/s/  ELIZABETH SANDERS                     Director                   November 7, 1997
----------------------
     Elizabeth Sanders

/s/  ARTHUR W. SCHMUTZ                     Director                   November 7, 1997
----------------------
     Arthur W. Schmutz

/s/  WILLIAM D. SCHULTE                    Director                   November 7, 1997
-----------------------
     William D. Schulte

/s/  KEVIN M. TWOMEY              Vice Chairman of the Board          November 7, 1997
--------------------              and Chief Financial Officer
     Kevin M. Twomey

/s/  BRUCE G. WILLISON                     Director                   November 7, 1997
----------------------
     Bruce G. Willison

/s/  GEORGE MIRANDA              Principal Accounting Officer         November 7, 1997
-------------------
     George Miranda



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